UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2015

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 4, 2015, Pandora Media, Inc. (the “Company”) issued a press release announcing the pricing of $300 million aggregate principal amount of 1.75% convertible senior notes due 2020.  The Company has also granted the initial purchaser of the notes a 30-day option to purchase up to an additional $45 million aggregate principal amount of the notes. The full text of the press release is furnished hereto as Exhibit 99.1.

As discussed in the press release, in connection with the offering of the notes, the Company entered into privately negotiated capped call transactions with the initial purchaser and an additional financial institution. The capped call transactions are expected generally to reduce the potential dilution to Pandora’s common stock upon any conversion of notes and/or offset the cash payments Pandora is required to make in excess of the principal amount of the converted notes in the event that the market price of Pandora’s common stock is greater than the strike price of the capped call transactions (which will initially correspond to the initial conversion price of the notes and is subject to certain adjustments under the terms of the capped call transactions), with such reduction and/or offset subject to a cap based on the cap price of the capped call transactions.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press release issued on December 4, 2015 by Pandora Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: December 4, 2015	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on December 4, 2015 by Pandora Media, Inc.